Exhibit 99.1

This press release is not an offer of securities for sale in the United States. Priority Telecom's shares may not be offered or sold in the United States absent registration or an exemption from registration. Priority Telecom does not intend to register any part of the proposed offering in the United States.

Publication of prospectus of Priority Telecom for listing on Euronext Amsterdam

Amsterdam, The Netherlands - September 21, 2001: United Pan-Europe Communications N.V. ("UPC") today announces that its subsidiary Priority Telecom N.V. ("Priority") has issued its prospectus for purposes of the listing of the entire class of 3,986,519 issued and outstanding ordinary shares of Priority at the Official Segment of the Euronext Amsterdam stock exchange. The first listing is expected to be on Thursday September 27, 2001 at 9.00 am. The reference price for the ordinary shares, determined to facilitate the commencement of trading, will be EUR 6.50. The ordinary shares available for free float at listing will represent approximately 15% of the issued and outstanding ordinary shares of the company. J.P. Morgan Securities Ltd. ("JPMorgan") will act as listing agent.

Rationale for listing

Both the management of UPC and Priority believe that the listing is in the best interest of Priority and its stakeholders:

  The listing will further establish Priority as a stand-alone entity. This will provide full visibility and transparency with respect to Priority's stability and managed growth, which will enhance its credibility with its customers and suppliers and, therefore, its ability to effectively compete in the telecommunications market.
  Subject to the completion of the listing Priority will receive funding in the form of a private placement of convertible shares.
  The listing is expected to allow Priority to have easier access to the capital markets should the need arise in the future.
  In connection with the listing, Priority and UPC have documented various matters outlining the terms and nature of their relationship to further establish Priority as a stand-alone entity.

Listing of ordinary shares

All 3,986,519 ordinary shares of Priority with a nominal value of EUR 4.00 each are to be listed on the Official Segment of Euronext Amsterdam. In addition Priority will issue 2,728,605 class A shares, which will all be held by UPC and will not be included in the listing. The total market capitalization of Priority, calculated as the total number of ordinary shares and class A shares times the reference price, will amount to EUR 43.6 million. The reference price for the ordinary shares is EUR 6.50, and is based on a fair assessment of the value of Priority, consistent with the valuations achieved by the company's peer group.

Priority will enter into a post listing liquidity arrangement with JPMorgan, to further facilitate an active public trading market and enhance market liquidity of the ordinary shares. Under this arrangement JPMorgan may require Priority to issue or UPC to sell up to 10% of the issued and outstanding ordinary shares of Priority at listing, in the period between listing and six months after the listing.

UPC, three founding Cignal directors and the members of the Supervisory Board and the Board of Management have each agreed to a lockup of their ordinary shares and other interests in Priority for 360 calendar days.

Plan of financing

Priority will enter into several financing arrangements with UPC to enable the company to continue its strategy of managed growth with profitability. The financial arrangements will result in:

  EUR 174 million cash raised through issue of convertible preference shares
  Existing shareholder loans of EUR 190 million converted into convertible preference shares
  Additional financing of EUR 50 million available through in-kind contribution by UPC under existing agreements.

Through these financing arrangements, Priority will achieve a reduced leverage on the balance sheet, a higher cash position and a strong equity base.

Strategy

Priority's objective is to capitalize upon its extensive facilities-based fiber network and experienced local direct sales force to become one of the leading providers of Data, IP, Hosting and Voice services to businesses and other telecommunications providers in its target markets. Priority focuses on customer satisfaction and quality of service to build long-term relationships with its customers. To achieve these objectives, Priority will:

Leverage its dense metropolitan fiber network

The fiber network creates a number of key competitive and strategic advantages by requiring significantly less reliance on the incumbent operator for service delivery;
  allowing Priority to penetrate business areas where it only competes with the incumbent operator;

  providing time-to-market advantages over competitors;
  reducing direct subscriber connection and operational costs;
  limiting future network deployment costs; and
  connecting multiple locations of medium and large customers directly to the fiber network.

Maintain focus on its eight core metropolitan areas

Priority will expand its metropolitan business by allocating capital and resources to its eight core metropolitan areas in the Netherlands, Austria and Norway, where significant growth opportunities exist.

Maintain focus on target customer segments

Priority primarily focuses on medium and large sized businesses; these customers typically seek a flexible business telecommunications provider that can meet their evolving needs. Priority also targets other telecommunications providers, by offering local fiber tails and metropolitan area access.

Capitalize upon its local sales force and customer care

Through established sales offices located near its customers, Priority's direct sales and marketing force, develops and maintains a long term relationship with its customers.

Expand its advanced portfolio of products and services

Besides providing the current services, such as private data networks, high speed internet access, LAN-interconnect and voice, Priority continues to move towards offering value added services, increasing its number of customers and revenue per customer.

Key figures (unaudited)
EUR millions	Six months June 30, 2001	Six months Dec. 31, 2000(1)	Six months June 30, 2000(1)

Revenues	119.5	96.4	73.1
Direct costs	85.8	77.3	58.2
Gross margin	33.7	19.0	14.9
Selling, General & Admin costs	83.3	94.1	67.9
EBITDA	(49.6)	(75.1)	(53.0)

(1) Pro forma for acquisition of Cignal and contributed assets by UPC.

Board of Management

The Board of Management will have five members immediately following the listing:

Chris Rooney, Chief Executive Officer

David Chadwick, Managing Director, Chief Operating Officer

Stephen Beebe, Managing Director, Chief Financial Officer

Cees Bohnenn, Managing Director, Sales and Marketing

Robert-Jean Lousberg, Managing Director, Corporate Development and Strategy

Gina van der Werf, General Counsel, will be nominated as a member of the Board of Management at the first shareholders' meeting after the listing.

Priority Telecom

Priority Telecom is an established, facilities-based business telecommunications provider focusing primarily on eight core metropolitan markets in the Netherlands, Austria and Norway. Priority Telecom provides high speed internet access, private data networks, customized network services and voice to over 6,600 business customers. Targeted mainly towards medium and large business customers and telecommunications providers, Priority Telecom capitalizes on its dense metropolitan fiber network and experienced direct local sales force. Priority Telecom is an Amsterdam based company, run by a management board with an extensive knowledge of the telecommunications sector.

For more information on Priority Telecom please contact:

Priority Telecom N.V.

Marc Eilering or Robert-Jean Lousberg

tel: +31 20 778 86 00

email:investor.relations@prioritytelecom.com

http://www.prioritytelecom.com

A copy of the prospectus can be found on:

www.euronext.com

UPC

United Pan-Europe Communications N.V. (UPC), headquartered in Amsterdam, is one of the leading broadband communications companies in Europe. Through its broadband networks UPC provides television, Internet and telephony services to residential customers. Furthermore UPC offers telephony and data services to business customers and delivers interactive and transactional television services and pay TV channels to its own and other cable and satellite networks. UPC is active in 17 countries in Europe and in Israel.

UPC's cable networks pass 10.8 million homes (Total Homes Passed), delivering basic cable television services to 7.2 million subscribers. In addition, UPC had 448,000 Internet subscribers, 421,000 telephony subscribers as well as 42,000 digital subscribers. Next to these cable-based services, UPC's DTH (Direct To Home - satellite) operations in Central Europe deliver television services to 486,000 subscribers. Note: these figures are as of June 30, 2001 and do not include announced acquisitions or minority interests.

UPC completed an IPO in February 1999 and its shares are traded on the Euronext Amsterdam (UPC) and NASDAQ (UPCOY). UPC is a consolidated subsidiary of UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

For further information please contact:
Ruth Pirie	Bert Holtkamp
Managing Director of Investor Relations	Director of Corporate Communications
0044 (0) 207 661 3500	0031 20 778 9447 or 0031 655 38 0594
Email: ir@upccorp.com	Email: bholtkamp@upccorp.com

Also, please visit www.upccorp.com for further information about UPC.